SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
       14A-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       Consolidated Technology Group Ltd.
                (Name of Registrant as Specified In Its Charter)

                                      N.A.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
[ ]   $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)  Title of each class of securities to which transaction applies:
        .......................................................
        2)  Aggregate number of securities to which transaction applies:
        .......................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        .......................................................
        4)  Proposed maximum aggregate value of transaction:
        .......................................................
        5)  Total fee paid:
        .......................................................

[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)  Amount Previously Paid:  ...................
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        4)  Date Filed:  ........................

                       Consolidated Technology Group Ltd.
                                  160 Broadway
                            New York, New York 10036

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                January 15, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Consolidated Technology Group Ltd., a New York corporation (the "Company"), will be held at Gramercy Park Hotel, 21st Street at Lexington Avenue, New York, New York 10010, on January 15, 1998, at 8:45 A.M. local time, for the purpose of considering and acting upon the following matters:

     (1) The election of four (4) directors to serve until the 1998 Annual Meeting of Shareholders and until their successors shall be elected and qualified;

     (2) The approval of a one-for-30 reverse split of the Company's common stock;

     (3) The approval of an amendment to the Company's certificate of incorporation to change the number of authorized shares of common stock to (a) 25,000,000 if the one-for-30 reverse spilt is approved by the shareholders or (b) 150,000,000 if the one-for-30 reverse split is not approved by the shareholders;

     (4) The approval of the reincorporation of the Company into Delaware through the merger of the Company into its wholly-owned subsidiary, Consolidated Technology Group Ltd., a Delaware corporation;

     (5) The approval of the Company's 1997 Long-Term Incentive Plan;

     (6) The approval of Moore Stephens, P.C. as the Company's independent certified public accountants for the years ending December 31, 1997 and 1998; and

     (7) The transaction of such other and further business as may properly come before the meeting.

     The Board of Directors of the Company has fixed the close of business on November 21, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the 1998 Annual Meeting.

     The enclosed Proxy Statement contains information pertaining to the matters to be voted on at the Annual Meeting. A copy of the Company's Annual Report to Shareholders for 1996 is being mailed with this Proxy Statement.

                                          By order of the Board of Directors

                                                   Grazyna B. Wnuk
                                                   Secretary
New York, New York
December 1, 1997

THE MATTERS BEING VOTED ON AT THE ANNUAL MEETING ARE IMPORTANT TO THE COMPANY, AND CERTAIN OF THE MATTERS REQUIRE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. IN ORDER THAT YOUR VOTE IS COUNTED AT THE ANNUAL MEETING, PLEASE EXECUTE, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE PROXY STATEMENT.

                                 PROXY STATEMENT

                       1998 Annual Meeting of Shareholders

                               GENERAL INFORMATION
                               -------------------

         The accompanying proxy and this Proxy Statement are furnished in connection with the solicitation by the Board of Directors of Consolidated Technology Group Ltd., a New York corporation (the "Company"), of proxies for use at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Gramercy Park Hotel, 21st Street at Lexington Avenue, New York, New York 10010, on January 15, 1998 at 8:45 A.M. or at any adjournment thereof. This Proxy Statement and the related proxy and the 1996 Annual Report to Shareholders (the "Annual Report") are being mailed to shareholders of the Company on or about December 1, 1997.

         At the Annual Meeting, shareholders will vote on (a) the election of four (4) directors to serve until the 1998 Annual Meeting of Shareholders and until their successors shall be elected and qualified, (b) the approval of a one- for-30 reverse split, (c) the approval of an amendment to the Company's certificate of incorporation to change the number of authorized shares of common stock to (i) 20,000,000 if the one-for-30 reverse spilt is approved by the shareholders or (ii) 150,000,000 if the one-for-30 reverse split is not approved by the shareholders; (d) the approval of the reincorporation of the Company into Delaware through the merger of the Company into its wholly-owned subsidiary, Consolidated Technology Group Ltd., a Delaware corporation ("Consolidated -- Delaware"); (e) the approval of the Company's 1997 Long-Term Incentive Plan; (e) the approval of Moore Stephens, P.C. as the Company's independent certified public accountants for the years ending December 31, 1997 and 1998, and (f) the transaction of such other and further business as may properly come before the meeting. The Board of Directors does not know of any other matters which will be voted upon at the Annual Meeting.

         Shareholders are encouraged to review the detailed discussion presented in this Proxy Statement and either return the completed and executed proxy or attend the Annual Meeting.

Record Date; Outstanding Shares; Voting Rights and Proxies

         Shareholders of record at the close of business on November 21, 1997 (the "Record Date"), are entitled to notice and to vote at the Annual Meeting. As of the close of business on the Record Date there were outstanding 49,910,992 shares of common stock of the Company ("Common Stock"). The holders of the Common Stock are entitled to one vote for each share owned of record on the Record Date.

         The presence in person or by proxy of holders of a majority of the shares of Common Stock of the Company entitled to be voted will constitute a quorum for the transaction of business at the Annual Meeting. If a shareholder files a proxy or attends the Annual Meeting, his or her shares are counted as being present at the Annual Meeting for purposes of determining whether there is a quorum, even if the shareholder abstains from voting on all matters. The vote required for the election of directors and approval of other proposals is set forth in the discussion of each proposal.

         Each shareholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that his or her shares are voted at the Annual Meeting. The return of a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving a written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person. There is no required form for a proxy revocation. All properly executed proxies not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

         If a proxy is signed and returned, but no specification is made with respect to any or all of the proposals listed therein, the shares represented by such proxy will be voted for all the proposals, including the Election of Directors. Abstentions and broker non-votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote on the subject matter is required for approval, abstentions and broker non-votes are counted in determining the number of shares present or represented.

Cost of Solicitation

         The Company will bear the costs of soliciting proxies. The Company will request that brokers and other custodians, nominees and fiduciaries forward proxy material to the beneficial holders of the Common Stock held of record by such persons, where appropriate, and will, upon request, reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith. The Company intends to engage American Stock Transfer & Trust Company to assist in the solicitation of proxies for the Annual Meeting. The fees of such company are estimated at approximately $5,000.


     BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY HOLDINGS OF MANAGEMENT
     ----------------------------------------------------------------------

         Set forth below is information as of September 30, 1997, based on information provided to the Company by the persons named below, as to each person owning of record or known by the Company, to own beneficially at least 5% of the Company's Common Stock, each director and all officers and directors as a group.


Name and Address(1)                            Shares                Percent
-------------------                            ------                -------
Lewis S. Schiller                            1,623,333(2)              3.3%
160 Broadway
New York, NY 10038

Norman J. Hoskin                               158,073                  (*)
2200 Corporate Blvd.
Boca Raton, FL 33431

Grazyna B. Wnuk                                150,000                  (*)
160 Broadway
New York, NY 10038

E. Gerald Kay                                  471,634                  (*)
201 Route 22
Hillside, NJ 07205

All directors and officers as a group        2,403,040(2)              4.8%
 (three individuals owning stock)

--------------
(*)      Less than 1%.

(1) Unless otherwise indicated, each person has the sole voting and sole investment power and direct beneficial ownership of the shares.

(2) In addition to the shares of Common Stock owned by Mr. Schiller, Mr. Schiller has agreed to purchase and paid for 5,000,000 shares of Common Stock for himself and designees, subject to availability of such shares, if shares are not available January 31, 1998 the purchase will be canceled, but the right to purchase shall remain until such shares are available, either as a result of the proposed one-for-30 reverse split or the proposed increase in the authorized Common Stock. See "Executive Compensation -- Management Stock Transactions, Warrants and Options."

                              ELECTION OF DIRECTORS
                              ---------------------

         Directors of the Company are elected annually by the shareholders to serve until the next annual meeting of shareholders and until their respective successors are duly elected. The bylaws of the Company provide that the number of directors comprising the whole board shall be determined from time to time by the Board of Directors. The Board of Directors has established the size of the board for the ensuing year at four directors and is recommending that the four incumbent directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the Board of Directors, and any shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors.

         The Board of Directors is presently comprised of four individuals, Messrs. Lewis S. Schiller, Norman J. Hoskin and E. Gerald Kay and Ms. Grazyna B. Wnuk. Messrs. Schiller and Hoskin were elected by the shareholders at the most recent meeting for which proxies were solicited, which was the 1993 annual meeting of shareholders. Ms. Wnuk was elected by the board of directors in June 1997, and Mr. Kay was elected by the board of directors in October 1997.

         The following table sets forth certain information concerning the nominees for director:


     Name           Age   Position with the Company            Director Since
     ----           ---   -------------------------            --------------
Lewis S. Schiller    66   Chairman of the board, chief              1986
                          executive officer and director
Grazyna B. Wnuk      34   Secretary and director                    1997
Norman J. Hoskin     63   Director                                  1992
E. Gerald Kay        57   Director                                  1997


         Mr. Lewis S. Schiller has been chairman of the board, chief executive officer and a director of the Company for more than the past five years. Mr. Schiller is a director and chairman of the board and/or chief executive officer of the Company's public and private subsidiaries, including Trans Global Services, Inc. ("Trans Global"), a publicly-held subsidiary of the Company that is engaged in contract engineering, and Netsmart Technologies, Inc., ("Netsmart"), a publicly-held subsidiary of the Company that markets health information systems and other network based software systems, which are public subsidiaries of the Company, and he is also a director and chairman of the board and/or chief executive officer of privately owned subsidiaries of the Company.

         Ms. Grazyna B. Wnuk has been the secretary of the Company since 1991. Ms. Wnuk is also secretary of Trans Global.

         Mr. Norman J. Hoskin is chairman of Atlantic Capital Group, a financial advisory services company, a position he has held for more than the past five years. He is also chairman of the board and a director of Tapistron International, Inc., a high tech manufacturer of carpeting, and is a director of Trans Global, Netsmart, Aqua Care Systems, Inc., a water media filtration and remediation company, and Spintek Gaming, Inc., a manufacturer of gaming equipment. He is also a director of certain privately-owned subsidiaries of the Company.

         Mr. E. Gerald Kay has been chairman of the board and chief executive officer of Chem International, Inc., a pharmaceutical manufacturer, Manhattan Drug Co., Inc., a wholesaler of pharmaceutical products, The Vitamin Factory, Inc., a chain of retail vitamin stores, and Connaught Press, Inc., a publisher, for more than the past five years. From 1988 to 1990, he was also president and a director of The Rexall Group, Inc., a distributor of Rexall brand products. Mr. Kay is also a director of Trans Global, and he is a director of certain privately-owned subsidiaries of the Company.

     The Board of Directors recommends a vote FOR the nominees listed above.

Approval Required
-----------------

         Provided that a quorum is present at the Annual Meeting, the four directors receiving the most votes are elected as directors for a term of one year and until their successors are elected and qualified.

Meetings, Committees of the Board of Directors, Directors Compensation and
--------------------------------------------------------------------------
filings under the Securities Exchange Act of 1934
-------------------------------------------------

         The Board of Directors has no committees other than the compensation committee consisting of Norman Hoskin and E. Gerald Kay.

         During 1995 and 1996, the Board of Directors held twelve and one meetings, respectively, which were attended by all of the directors. All other action by the Board of Directors was taken by unanimous written consents in lieu of a meeting, which were signed by all directors.

         The Company paid Mr. Norman Hoskin, who was the only non-management director during 1996, a fee of $2,500 per month. Mr. Hoskin also receives a fee of $2,000 per month from a privately-owned subsidiary of the Company of which he is a director.

         During 1996, Mr. Lewis Schiller and Ms. Grazyna Wnuk did not file Form 4 or Form 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to their acquisition of certain securities. Mr. Schiller has advised the Company that he did not engage in any stock transactions during 1996.


                               EXECUTIVE OFFICERS

         Set forth below are the executive officers of the Company and information concerning that officer who is not also a director of the Company.


Name                                                Position
----                                                --------
Lewis S. Schiller             Chairman of the board and chief executive officer
George W. Mahoney             Chief financial officer
Grazyna B. Wnuk               Secretary

         Mr. George W. Mahoney has been chief financial officer of the Company since October 1, 1994. He is also chief financial officer of International Magnetic Imaging, Inc., a Delaware corporation ("IMI") which is a subsidiary of the Company. For more than three years prior thereto, Mr. Mahoney was chief financial officer of International Magnetic Imaging, Inc., a Florida corporation ("IMI-Florida"). In September 1994, IMI acquired the assets of IMI-Florida.

                             EXECUTIVE COMPENSATION
                             ----------------------

         Set forth below is information with respect to compensation paid or accrued by the Company and its subsidiaries for 1996, 1995 and the transitional period from August 1 through December 31, 1994 to its chief executive officer and to each other officer whose compensation exceeded $100,000 for 1996.

                                         Annual Compensation                        Long-Term Compensation (Awards)
Name and Principal                                                                Restricted Stock       Options, SARs
------------------                                                                ----------------       -------------
Position                         Year        Salary        Bonus        Other     Awards (Dollars)          (Number)
--------                         ----        ------        ------       -----     ----------------       -----------
Lewis S. Schiller, CEO           1996       $286,000           --          --            (3)                  (3)
                                 1995        250,000           --          --
                                 1994(1)     199,000           --          --

George W. Mahoney, chief         1996        189,910     $193,095      $6,898            (3)                  (3)
financial officer                1995        177,462       25,649       4,342
                                 1994(2)      35,412       15,000          --


(1) In 1994, the Company changed its fiscal year from a fiscal year ended July 31 to a calendar year. The information presented is for the twelve months ended December 31, 1994.

(2) Mr. Mahoney became the chief financial officer for the Company and its subsidiary, IMI, on September 30, 1994. The information presented for Mr. Mahoney for 1994 reflects his salary and bonus for the period from October 1, 1994 to December 31,1994. For the first nine months of 1994, Mr. Mahoney was chief financial officer of IMI's predecessor. During such period, his compensation and bonus were $80,499 and $25,000, respectively.

(3) See "Executive Compensation -- Management Stock Grants, Warrants and Options" for information relating to the grant by the Company and its subsidiaries of stock, warrants and options to the Company's officers and directors, including Messrs. Schiller and Mahoney.


Employment Agreements

         The annual salary payable by Consolidated to Mr. Schiller pursuant to his previous employment agreement with the Company was $250,000, subject to a cost of living increase. Effective September 1, 1996, Mr. Schiller's annual salary from Consolidated was increased to $500,000.

         The Company and Lewis S. Schiller, the chairman of the board and chief executive officer of the Company, are parties to a Restated Employment Agreement (the "Schiller Employment Agreement") dated as of January 1, 1997. Pursuant to the Agreement, Mr. Schiller is employed as the Company's chief executive officer and as an executive officer of all wholly-owned or controlled subsidiaries of the Company, for a term of four years, subject to extension by Mr. Schiller for an additional five years. The Schiller Employment Agreement automatically terminates, subject to certain cure provisions, in the event of Mr. Schiller's deliberate and repeated misconduct, breach of trust or other repeated action by which material personal gain is obtained by Mr. Schiller to the detriment of the Company, or the failure by Mr. Schiller to perform his duties. The Schiller Employment Agreement also terminates in the event of Mr. Schiller's death or disability. Mr. Schiller may terminate the Schiller Employment Agreement, subject to certain cure provisions, in the event of a breach or default by the Company in any of its obligations under the Schiller Employment Agreement, a change of control of the Company (as defined in the Schiller Employment Agreement), at the option of Mr. Schiller if he is removed without cause as a director of the Company or if the Company files, or has filed against it, a petition in bankruptcy or insolvency or for relief in similar circumstances. In the event of the termination of the Schiller Employment Agreement by the Company for reasons other than the fault or non-performance on the part of Mr. Schiller, Mr. Schiller is entitled to certain additional benefits.

         Mr. Schiller is entitled to receive an annual salary of $500,000 (subject to annual increases equal to the greater of 5% of the current annual salary or the increase in the Cost of Living Index), and an annual bonus equal to 10% of the greater of the increase in the Company's consolidated net worth or net cash flow, as defined in the Schiller Employment Agreement, in excess of $600,000. Mr. Schiller is also entitled to a profit-sharing bonus equal to 20% of the gross profit realized by the Company or any subsidiary thereof on the sale of investment securities, as defined in the Schiller Employment Agreement, or its business. Mr. Schiller is entitled to a ten year retirement package consisting of salary continuation in an amount equal to the greater of his annual salary for the year in which retirement occurs or the average of his annual salary and bonus for the five years preceding retirement. Mr. Schiller is also granted the right to participate in the future growth and expansion of the Company. Pursuant to these provisions, Mr. Schiller has the right to form, at his own cost and expense, any new subsidiary of the Company or any subsidiary thereof in exchange for 10% of the stock of such subsidiary, subject to future dilution resulting from the subsequent issuance by such newly formed subsidiary of additional securities. Mr. Schiller also has the right to purchase, at any time, 10% of the equity securities of SIS Capital Corp. ("SISC"), a first-tier, wholly-owned subsidiary of the Company, at a price per share equal to the fair market value thereof on the date of purchase. Payment of such purchase price may be made by delivery by Mr. Schiller of his ten year, full recourse, interest bearing promissory note. If, as and when Mr. Schiller exercises this right, the fair market value of the securities to be purchased will be determined by the Company's chief financial officer and, if Mr. Schiller disputes such determination, the dispute is to be resolved by the Company's independent auditors.

         The Schiller Employment Agreement subjects Mr. Schiller to certain confidentiality and non-disclosure requirements the violation or threatened violation of which entitles the Company to seek and obtain injunctive relief against Mr. Schiller.

         The Schiller Employment Agreement also provides Mr. Schiller with paid vacation and sick days, an automobile allowance or reimbursement for automobile expenses, certain life and disability insurance benefits, relocation benefits and allowances, expense reimbursements and certain other benefits.

         Mr. George W. Mahoney, chief financial officer of both the Company and International Magnetic Imaging, Inc., a subsidiary of the Company ("IMI"), has an employment agreement with the Company for a term commencing October 1, 1994 and ending December 31, 2007 or such later date as Mr. Mahoney may be required to be employed by IMI pursuant to IMI's agreements with its principal lender, pursuant to which he received an annual salary of $177,000 and $189,000 for the contract years ended September 30, 1996 and 1997, respectively. His salary, which is $202,000 for the contract year ending September 30, 1998, increases annually until the year ended December 31, 2007, for which his base salary will be $353,000. The agreement also provides for two bonuses to Mr. Mahoney. One bonus is equal to the greater of 2 1/2% of the Company's net pre-tax profits or 2 1/2% of the Company's net cash flow, and the other is equal to the greater of 2 1/2% of IMI's net pre-tax profits or 2 1/2% of IMI's net cash flow. In addition, IMI paid Mr. Mahoney bonuses of $100,000 and $40,000 in 1996 for services relating to certain of IMI's loans from its principal lender pursuant to amendments to his employment agreement. Mr. Mahoney also receives a $6,000 allowance for an automobile which may be used for personal as well as business purposes and life insurance of $1,000,000 on which he may designate the beneficiary. Mr. Mahoney devotes approximately 25% of his time to the business of the Company and 75% of his time to the business of IMI.

         Pursuant to certain of IMI's loan agreements with its principal lender, the failure of Mr. Mahoney to serve as IMI's chief financial officer could result in a default under such loan agreements and other loan agreements with a cross-default provision between IMI and such lender or between IMI and any other lenders. As of the date of this Proxy Statement, IMI does not have any agreements with other lenders with such cross-default provisions.

         The Company also has an indemnification agreement with Mr. Mahoney pursuant to which the Company agrees to indemnify Mr. Mahoney to the maximum extent permitted under the New York Business Corporation Law.

         The Company and Grazyna B. Wnuk, the secretary and a director of the Company, entered into an Employment Agreement (the "Wnuk Employment Agreement") dated as of June 30, 1997. Pursuant to the Wnuk Employment Agreement, Ms. Wnuk is employed as the Company's secretary and as the secretary of certain of the Company's wholly-owned or controlled subsidiaries, until December 31, 2002 subject to extension by Ms. Wnuk for an additional five years. The Wnuk Employment Agreement automatically terminates, subject to certain cure provisions, in the event of Ms. Wnuk's deliberate and repeated misconduct, breach of trust or other repeated action by which material personal gain is obtained by Ms. Wnuk to the detriment of the Company, or the failure by Ms. Wnuk to perform her duties. The Wnuk Employment Agreement also terminates in the event of Ms. Wnuk's death or disability. Ms. Wnuk may terminate the Wnuk Employment Agreement, subject to certain cure provisions, in the event of a breach or default by the Company in any of its obligations under the Wnuk Employment Agreement, a change of control of the Company (as defined in the Wnuk Employment Agreement), at the option of Ms. Wnuk if she is removed without cause as a Director of the Company or if the Company files, or has filed against it, a petition in bankruptcy or insolvency or for relief in similar circumstances. In the event of the termination of the Wnuk Employment Agreement by the Company for reasons other than the fault or non-performance on the part of Ms. Wnuk, Ms. Wnuk is entitled to certain additional benefits.

         Ms. Wnuk is entitled to receive an annual salary of $200,000 (subject to annual increases, commencing January 1, 1998, equal to the greater of 5% of the current annual salary or the increase in the Cost of Living Index), and an annual bonus equal to .5% of the greater of the increase in the Company's consolidated net worth or net cash flow, as defined in the Wnuk Employment Agreement, in excess of $600,000. Ms. Wnuk is also entitled to a profit-sharing bonus equal to 1% of the gross profit realized by the Company or any subsidiary thereof on the sale of investment securities, as defined in the Wnuk Employment Agreement, or its business. Ms. Wnuk is entitled to a ten year retirement package consisting of salary continuation in an amount equal to the greater of her annual salary for the year in which retirement occurs or the average of her annual salary and bonus for the five years preceding retirement. Ms. Wnuk is also granted the right to participate in the future growth and expansion of the Company. Pursuant to these provisions, Ms. Wnuk has the right to participate in the formation, at her own cost and expense, of any new subsidiary of the Company or any subsidiary thereof in exchange for 1% of the stock of such subsidiary, subject to future dilution resulting from the subsequent issuance by such newly formed subsidiary of additional securities.

         The Wnuk Employment Agreement subjects Ms. Wnuk to certain confidentiality and non-disclosure requirements the violation or threatened violation of which entitle Company to seek and obtain injunctive relief against Ms. Wnuk.

         The Wnuk Employment Agreement also provides Ms. Wnuk with paid vacation and sick days, certain life and disability insurance benefits, relocation benefits and allowances, expense reimbursements and certain other benefits.

         Mr. Norman J. Hoskin receives a director's fee of $3,500 per month from May and from January through April received a director's fee of $2,500 from the Company and a fee of $2,000 per month from IMI, of which he is a director.

Management Stock Transactions, Warrants and Options

         In July 1997, Mr. Schiller purchased 1,190,000 shares of Common Stock from the Company at $.03 per share, reflecting a discount from the bid price on the date of sale, which was $.06 per share. Payment for the purchase price of such shares was effected by a reduction of the Company's obligation to Mr. Schiller for past compensation. The past compensation due to Mr. Schiller was further reduced by the amount of the withholding tax due. Contemporaneously with the purchase of the 1,190,000 shares of Common Stock, Mr. Schiller agreed to purchase, and the Company agreed to sell to Mr. Schiller, an additional 5,000,000 shares of Common Stock at $.03 per share. Such shares are to be issued and paid for at such time as the Company has a sufficient number of shares of Common Stock for issuance pursuant to the Company's certificate of incorporation, whether as a result of the proposed one-for-30 reverse split, the increase in authorized capital stock or the reincorporation of the Company in Delaware, provided, that if none of such events occurs by January 31, 1998, such subscription may be canceled by Mr. Schiller. Payment of the purchase price of such shares and the related withholding tax are also expected to be paid through a reduction of the Company's obligations to Mr. Schiller. At October 15, 1997, the amount due to Mr. Schiller for accrued compensation was $675,000, of which $317,000 represented accrued salary and vacation and $358,200 represented money due Mr. Schiller pursuant to his employment agreement as a result of sales by the Company of its investment securities. The money due Mr. Schiller as a result of sales by the Company of its investment securities represents money accrued during the nine months ended September 30, 1997.

         Pursuant to his employment agreement with the Company, Mr. Schiller has the right to 10% of each of the Company's subsidiaries. Such shares were issued to Mr. Schiller and his designees. Two of the Company's subsidiaries are publicly traded. Trans Global Services, Inc. ("Trans Global") and Netsmart Technologies, Inc. ("Netsmart"). Set forth below are recent equity transactions relating to Mr. Schiller and Trans Global and Netsmart. Mr. Schiller is chairman of the board, chief executive officer and a director of Trans Global and Netsmart, Mr. Norman J. Hoskin is a director of Trans Global and Netsmart, and Ms. Grazyna B. Wnuk is secretary of Trans Global.

         Netsmart. In January 1996, SISC exchanged 1,000 shares of a series of Netsmart preferred stock for 1,125,000 shares of Netsmart's common stock. SISC transferred an aggregate of 1,280 shares of such shares of common stock to Mr. Schiller pursuant to Mr. Schiller's employment agreement with the Company.

         In February 1996, Netsmart issued an aggregate of 3,573,125 warrants, of which 1,677,500 were exercisable at $2.00 per share and 1,895,625 are exercisable at $4.00 per share. The fair value of the Common Stock on the date of board approval was $3.20 per share. The warrants expire on December 31, 1999. The warrants issued included warrants to purchase 1,968,750 shares of Netsmart's common stock at $2.00 per share, which were issued to SISC, and warrants to purchase 53,500 shares of Netsmart's common stock at $5.00 per share, which were issued to Mr. Schiller. SISC has transferred warrants to purchase 206,250 shares of Netsmart common stock at $2.00 per share to Mr. Lewis S. Schiller. SISC also transferred warrants to purchase 50,000, 50,000 and 56,667 shares of Netsmart common stock at $2.00 per share, to Mr. Norman J. Hoskin, a director of the Company, Ms. Grazyna B. Wnuk, secretary and a director of the Company, and George W. Mahoney, chief financial officer of the Company, respectively.

         In July 1996, pursuant to a warrant exchange, (a) the holders of the Netsmart warrants having a $2.00 exercise price exchanged one third of such warrants for warrants to purchase, at an exercise price of $4.00 per share, 150% of the number of shares of Common Stock issuable upon exercise of the warrants that were exchanged, and (b) the exercise price of the warrants having a $5.00 exercise price was reduced to $4.00.

         Trans Global. During 1996, pursuant to a debt and equity restructure (the "SISC Recapitalization"), SISC exchanged $750,000 of its debt from Trans Global, which was $1.1 million in the aggregate, and all of its shares of three other series of Trans Global preferred stock, including accrued dividends on one of such series, for 9,900 shares of Trans Global's Series F Preferred Stock and warrants to purchase 533,333 shares of Common Stock at $7.50 per share. As part of the SISC Recapitalization, the Company issued 100 shares of Series F Preferred Stock to DLB, Inc. ("DLB"), which owned 5% of two other series of Trans Global preferred stock. DLB is owned by Mr. Schiller's wife, but Mr. Schiller disclaims beneficial interest in DLB or any securities owned by DLB. SISC transferred 1,000 shares of Series F Preferred Stock to Mr. Schiller pursuant to Mr. Schiller's employment agreement with the Company. The 10,000 shares of Series F Preferred Stock held by SISC, Mr. Schiller and DLB were converted into 1,666,666 shares of Trans Global common stock in October and December 1996. Prior to the SISC Recapitalization, the Company owed SISC approximately $1.1 million.

         Pursuant to Mr. Schiller's employment agreement with the Company, Mr. Schiller received 65,500 shares of Trans Global common stock, warrants to purchase 7,916 shares of Trans Global common stock and 2,500 shares of two series of Trans Global preferred stock in May 1995. In connection with the SISC Recapitalization, SISC transferred to Mr. Schiller 1,000 shares of Series F Preferred Stock, and Mr. Schiller's shares of two series of Trans
Global preferred stock were canceled. Also in connection with the SISC Recapitalization, DLB exchanged its shares of two series of Trans Global preferred stock for 100 shares of Series F Preferred Stock.

         In April 1996, Trans Global issued to Mr. Lewis S. Schiller and Mr. Norman J. Hoskin warrants to purchase 66,666 shares and 50,000 shares, respectively, of Trans Global common stock at $7.50 per share.

         In August 1997, SISC transferred the warrants to purchase 533,333 shares of Trans Global common stock at $7.50 per share, to its officers, directors and other key employees, of which warrants to purchase 291,667 shares were transferred to Mr. Lewis S. Schiller and his designees, warrants to purchase 50,000 shares were transferred to Ms. Grazyna B. Wnuk, and warrants to purchase 33,333 shares were transferred to Mr. George W. Mahoney.

         Privately held subsidiaries. In addition to issuance to Mr. Schiller of stock in the Company's privately- owned subsidiaries, the subsidiaries have issued warrants and options to Mr. Schiller, Mr. Hoskin and Ms. Wnuk which have exercise prices which are in excess of the fair market value of the underlying shares of common stock. In addition, Mr. Mahoney holds incentive stock options and warrants granted by IMI and warrants in certain of the Company's privately-held subsidiaries.


Performance Graph

         The following graph, based on data provided by the Center for Research in Security Prices, shows changes in the value of $100 invested at December 31, 1992, of: (a) shares of Company Common Stock; (b) the Nasdaq stock index (US companies); and (c) an SIC peer group consisting of companies in the SIC classification 6719, which is the classification for holding companies other than banks. The SIC classification formerly used by the Company was 3823, which covers a range of companies in the process control instrument industry, which was the Company's principal business activity prior to 1994. The year-end values of each investment are based on the share price appreciation plus the monthly reinvestment of dividends. Total shareholder returns from each investment can be calculated from the year-end investment values shown beneath the graph provided below.

                                        12/31/92       12/31/93      12/31/94       12/31/95       12/31/96      8/31/97
                                        --------       --------      --------       --------       --------      -------
Consolidated Technology Group Ltd.        100.00         100.00         10.40           4.20           1.60         1.60
Nasdaq Market Index                       100.00         112.90        110.60         150.90         182.60       222.40
Peer Group Index                          100.00         112.30        110.50         128.30         186.50       202.50


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         See "Executive Compensation -- Management Stock Grants, Warrants and Options" for information relating to the issuance of stock, warrants and options to the Company's officers and directors by the Company and its subsidiaries.

                      APPROVAL OF ONE-FOR-30 REVERSE SPLIT
                      ------------------------------------

         The Board of Directors has approved, subject to shareholder approval, a proposal for a one-for-30 reverse split (the "Reverse Split") of the Company's Common Stock. As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become one-thirtieth share of Common Stock. The par value of the Common Stock will not be affected by the Reverse Split. For purposes of this proposal, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock."

         The Reverse Split will become effective upon the filing with the Secretary of State of an amendment to the Company's certificate of incorporation which states that, upon the filing of the Certificate of Amendment, each share of Common Stock then issued and outstanding would automatically become and be converted into one-thirtieth share of Common Stock. If the merger of the Company into Consolidated -- Delaware is approved by the shareholders, the certificate of incorporation will not be amended to reflect the reverse split since the reverse split will be effected as a result of such merger.

Principal Effects of the Reverse Split
--------------------------------------

         The principal effects of the Reverse Split will be as follows:

         1. Based upon the 49,910,992 shares of Old Common Stock outstanding on the Record Date, the Reverse Split would decrease the outstanding shares of Old Common Stock by 962/3%, and, upon the effectiveness of the Reverse Split, approximately 1,663,699 shares of New Common Stock would be outstanding.

         2. On the Record Date, there was outstanding a warrant to purchase 1,000,000 shares of Old Common Stock at $.75 per share, which was issued to the principal lender of one of the Company's subsidiaries. As a result of the Reverse Split, the number of shares of New Common Stock issuable upon exercise of such warrant will be 33,333 and the exercise price of such warrant will be $22.50 per share of New Common Stock.

         3. As of the Record Date, Mr. Lewis S. Schiller had subscribed for 5,000,000 shares of Old Common Stock at $.03 per share. As a result of the Reverse Split, the subscription will become a subscription to purchase 166,666 shares of New Common Stock at $.90 per share.

         4. As of the Record Date, the holders of the Company's notes in the principal amount of $139,329 had the right to convert the notes into Old Common Stock at $.03 per share, which would result in the issuance of approximately 4,644,000 shares of Old Common Stock. As a result of the Reverse Split, the conversion price will be $.90 per share of New Common Stock and the number of shares of New Common Stock will be approximately 154,810.

         5. As of the Record Date, Trans Global held shares of Series G Preferred Stock which are automatically converted into Common Stock of the Company on September 30, 2000. The number of shares of Common Stock issuable upon such conversion is determined by dividing $2.1 million by the fair market value per share, as defined, at such date. The number of shares issuable upon such conversion cannot be determined at this time.

         The Company will obtain new CUSIP numbers for the New Common Stock and publicly traded warrants effective at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Company will provide each record holder of Old Common Stock and publicly traded warrants with information to enable such holder to obtain new stock and warrant certificates.

         Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

         Assuming the Reverse Split is approved and implemented, the Certificate of Amendment amending the Certificate of Incorporation will be filed with the Secretary of State of Delaware as promptly as practicable thereafter. The Reverse Split would become effective as of the date of such filing (the "Effective Date").

Purposes of the Reverse Stock Split
-----------------------------------

         The Reverse Split would decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading in the range of $.06 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

         Prior to January 1994, the Common Stock was traded on the over-the-counter market. From January 1994 until August 13, 1997, the Common Stock was traded on The Nasdaq SmallCap Market. Since August 14, 1997, the Common Stock has been trading on the OTC Electronic Bulletin Board. The Common Stock was deleted from The Nasdaq SmallCap Market because of the failure of the Company to meet Nasdaq's capital and surplus and bid price requirements. The approval and implementation of the Reverse Split are not expected to have any immediate impact upon the ability of the Company to list its Common Stock on The Nasdaq SmallCap Market. In order for the Company to have its Common Stock listed on The Nasdaq SmallCap Market, it will be necessary for the Company to meet the initial listing requirements for The Nasdaq SmallCap Market. Based upon its financial position at June 30, 1997, the Company will not meet the tests for inclusion in The Nasdaq SmallCap Market as a result of the reverse split. No assurance can be given that the Common Stock will ever be listed on The Nasdaq SmallCap Market or any exchange.

         Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

         The Board of Directors believes that the Reverse Split is in the best interest of the Company and its shareholders. The price of the Old Common Stock during the period from January 1, 1997 through October 15, 1997 ranged from a low closing price of $.06 to a high closing price of $.19. On October 14, 1997, the closing price of the Old Common Stock was $.19 per share. The Company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

Exchange of Certificate and Elimination of Fractional Share Interests
---------------------------------------------------------------------

         On the Effective Date, each 30 shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Old Common Stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares of New Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than 30 shares of Old Common Stock as a result of the Reverse Split will on the Effective Date no longer be shareholders of the Company. The Board of Directors had determined that the fair value of the Common Stock will be based on the closing price of the Common Stock on OTC Electronic Bulletin Board the Effective Date (as adjusted to reflect the Reverse Split) or, if there are no reported sales on such date, the average of the last reported high bid and low asked price on such day shall be used.

Federal Income Tax Consequences of the Reverse Split
----------------------------------------------------

         The combination of each 30 shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

         Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

         This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Financial Statements
--------------------

         The Company's audited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the Annual Report, together with the unaudited financial statements for the nine months ended September 30, 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the Company's Form 10-Q for the nine months ended September 30, 1997, are incorporated by reference in this Proxy Statement. See "Incorporation by Reference."

Vote Required
-------------

         The amendment to the certificate of incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock.

         The Board of Directors recommends a vote FOR the Reverse Split.


                 APPROVAL OF CHANGE IN AUTHORIZED CAPITAL STOCK
                 ----------------------------------------------

         The board of directors has approved, subject to shareholder approval, an amendment to the Company's certificate of incorporation which would change the number of authorized shares of Common Stock, par value $.01 per share. If the one-for-30 reverse split is approved, the number of authorized shares of Common Stock would be decreased from 50,000,000 shares to 20,000,000 shares. If the one-for-30 reverse split is not approved, the number of authorized shares would be increased from 50,000,000 shares to 150,000,000 shares.

         The adoption of the amendment would not effect any change in the Company's outstanding Common Stock.

Financial Statements
--------------------

         The Company's audited consolidated financial statements for the year ended December 31, 1996, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the Annual Report, together with the unaudited financial statements for the nine months ended September 30, 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the Company's Form 10-Q for the nine months ended September 30, 1997, are incorporated by reference in this Proxy Statement. See "Incorporation by Reference."

Discussion of the Amendment
---------------------------

         On the Record Date, there were outstanding 49,910,992 shares of Common Stock. In addition, at such date there were issuable 1,000,000 shares of Common Stock upon the exercise of warrants held by IMI's principal lender, 5,000,000 shares pursuant to the subscription agreement with Mr. Lewis S. Schiller and 3,848,000 shares of Common Stock issuable upon conversion of certain outstanding promissory notes. In addition, Trans Global held shares of Series G Preferred Stock which are automatically converted into Common Stock of the Company on September 30, 2000. The number of shares of Common Stock issuable upon such conversion is determined by dividing $2.1 million by the fair market value per share, as defined, at such date. The number of shares issuable upon such conversion cannot be determined at this time, however, based upon a fair market value of $.19 per share of Common Stock, an aggregate of 11,952,631 shares of Common Stock would be issued upon such conversion.

         Accordingly, the Company does not have sufficient shares of Common Stock available for issuance pursuant to its existing commitments and for the purpose of raising additional capital. However, if the one-for-30 Reverse Split is approved, the 50,000,000 shares of authorized Common Stock exceeds the reasonable requirements for such shares, and the board of directors believes that a reduction in the number of authorized shares of Common Stock is in the best interests of the Corporation.

         In the event that the Reverse Split is not approved, the Company does not have sufficient shares of Common Stock available to enable it to issue any significant number of additional shares of Common Stock, including the shares issuable upon conversion of certain notes, exercise of warrants held by a lender or pursuant to a subscription agreement with Mr. Schiller. In such event, the board of directors believes that the increased authorization to 150,000,000 shares of Common Stock is necessary for the Company to fulfill its obligations to issue shares of Common Stock and to provide it with sufficient shares in the event that such shares are necessary. However, except as set forth above, the Company has no agreements or understandings with respect to the issuance of additional shares of Common Stock.

         Under the Company's certificate of incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of capital stock of any class without obtaining approval from the holders of the Common Stock. The holders of the Company's Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of preferred stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

         Because of the broad powers granted to the board of directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the board has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the board of directors in power. However, the board of directors has no present plans to issue shares for such purpose.

         The board of directors of the Company believes it will benefit the shareholders to have additional unreserved shares available for issuance in order that adequate shares may be available for the possible issuance of Common Stock, convertible Preferred Stock or convertible debt securities in connection with a possible financing of the Company's business or an acquisition, although, except for its proposed public offering, the Company has no plans, arrangements, understanding or commitments with respect to the issuance of such shares.

Vote Required
-------------

         The amendment to the certificate of incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock.

         The Board of Directors recommends a vote FOR the proposal.


                    APPROVAL OF REINCORPORATION INTO DELAWARE

         The board of directors has approved the reincorporation of the Company as a Delaware corporation through the merger by the Company into its wholly-owned subsidiary, Consolidated Technology Group Ltd., a Delaware corporation ("Consolidated -- Delaware"), subject to shareholder approval.

         The board of directors recommends the reincorporation of the Company in Delaware through a merger into Consolidated -- Delaware, because, in its opinion, the best interests of the Company will be served. The change of domicile will not involve any change in the business, properties or management of the Company. The proposed Agreement of Merger between the Company and Consolidated -- Delaware is set forth in full as Appendix A to this Proxy Statement. As a result of the merger, without any action on the part of the holder thereof, each outstanding share of common stock, par value $.01 per share, of the Company will be converted into one-thirtieth (1/30) share of common stock, par value $.01 per share, of Consolidated -- Delaware; each outstanding share of preferred stock, par value $1.00 per share, of the Company will be converted into one share of preferred stock, par value $.01 per share, of the Company, with the same rights, preferences and privileges (other than the par value, which will be reduced from $1.00 to $.01 per share), and each option or warrant to purchase shares of common stock of the Company will be converted into an option or warrant to purchase one-thirtieth (1/30) shares of common stock, par value $.01 per share, of Consolidated -- Delaware at an exercise price equal to thirty times the prior exercised price. There may be effects of the merger other than as described in this Proxy Statement.

         The board of directors has unanimously approved the proposal to change the Company's domicile to Delaware. The Agreement of Merger provides, however, that the proposed merger may be abandoned at any time prior to becoming effective if any circumstance should develop that, in the opinion of the Boards of Directors of the Company and Consolidated -- Delaware, makes proceeding with the merger inadvisable.

Exchange of Certificate and Elimination of Fractional Share Interests
---------------------------------------------------------------------

         At the effective time of the merger (the "Effective Time"), each 30 shares of Common Stock of the Company will automatically be combined and changed into one share of Common Stock of Consolidated -- Delaware ("Delaware Common Stock"). No additional action on the part of the Company or any shareholder will be required. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the merger for new certificates representing shares of Delaware Common Stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Time. Certificates representing shares of Delaware Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of the Company's Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Time with respect to the Company's Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares of Delaware Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of Delaware Common Stock, will, upon surrender of their certificates representing shares of the Company's Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than 30 shares of the Company's Common Stock as a result of the merger split will at the Effective Time no longer be shareholders of the Company. The board of directors has determined that the fair value of the Delaware Common Stock will be based on the closing price of the Company's Common Stock on OTC Electronic Bulletin Board the Effective Time, as adjusted for the terms of the merger, or, if there are no reported sales on such date, the average of the last reported high bid and low asked price on such day shall be used.


Reasons for change in State of Incorporation.

         The Company was originally incorporated in New York, because the laws of that State were then deemed to be well adapted for the conduct of the Company's business. In the past decade, the Company's operations, through its subsidiaries, have expanded both geographically and commercially. The corporation law of Delaware affords a flexible and modern basis for corporate action including the ability to grant options to its directors, officers and employees. Because more than 50,000 corporations are incorporated in Delaware, including a substantial number of the corporations whose securities are publicly traded, a large body of case law has developed, decided by a judiciary of corporate specialists, interpreting Delaware law in the corporate field.

Organization of Consolidated -- Delaware

         Consolidated -- Delaware was organized by the Company in Delaware as a wholly-owned subsidiary of the Company for the sole purpose of the merger. Upon the merger becoming effective, authorized capital stock of Consolidated -- Delaware will consist of 2,500,000 shares of Preferred Stock, par value $.01 per share, and 20,000,000 shares of common stock, par value $.01 per share.

         The Directors of the Company who will be elected at the 1997 Annual Meeting of Shareholders will become the directors of Consolidated -- Delaware upon the merger becoming effective. The officers of the Company will be the officers of Consolidated -- Delaware upon the merger becoming effective.

Federal Income Tax Consequences

         No gain or loss will be recognized to the Company or to Consolidated -- Delaware as a result of the merger, and no gain or loss will be recognized under such law to the holders of the common stock of the Company as a result thereof.

         Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

         This discussion should not be considered as tax or investment advice, and the tax consequences of the merger may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Vote Required for Approval

         The merger requires the approval of the holders of two-thirds of the outstanding shares of Common Stock and a majority of the preferred stock. All of the outstanding Preferred Stock is owned by Trans Global, which has approved the merger.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE REINCORPORATION. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDERS, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE REINCORPORATION.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Sections 623 and 910 of the New York Business Corporation Law give to any shareholder of the Company who wishes to object to the proposed merger of the Company into Consolidated -- Delaware (an "Objecting Shareholder") the right to receive from the Company in cash, the fair value of his or her shares, provided that the merger is not abandoned or fails to be approved and authorized, and provided, further, that the following procedure is carefully followed.

                  (a) The Objecting Shareholder must not vote in favor of the Merger and, before the plan is submitted to a vote at the 1998 Annual Meeting of Shareholders to be held on January 15, 1998, he or she must file with the Company written objection thereto stating his or her intention to demand payment for his or her shares. The written objection should be sent to Consolidated Technology Group Ltd., 160 Broadway, Suite 901, New York, New York 10038, Attention of Ms. Grazyna
         B. Wnuk, Secretary. Registered Mail, Return Receipt Requested is recommended. The objection may also be submitted at the meeting, but before a vote is taken on the reincorporation. A Negative Proxy is Not Sufficient. A shareholder may not dissent as to less than all of the shares as to which he has a right to dissent.

                  (b) Prior to January 26, 1998, the Company must give written notice to each Objecting Shareholder that such merger has been authorized by the vote of the Company's shareholders.

                  (c) Within twenty (20) days after such notice is given, the Objecting Shareholder must make written demand on the Company in accordance with the method of mailing as set forth in paragraph (a), for payment of the fair value of his or her shares indicating his or her name and residence address and the number of shares owned. Together with the written demand or within one month thereafter, the Objecting Shareholder must submit certificates representing all of his shares of the Company's stock to the Company or its transfer agent for the purpose of affixing a notation indicating that a demand for payment has been made. Otherwise, at the option of the Company, he or she will lose his objector's rights, unless a court, for good cause shown, otherwise directs.

                  (d) Within fifteen (15) days after the later of the date of the proposed corporate action is consummated, or the period during which written demand by the objecting shareholder must be made (but no case later than ninety (90) days from the date of Shareholder Authorizations), the Company must make a written offer by registered mail to each Objecting Shareholder to pay for his or her shares at a specified price which the Company considers to be their fair value.

                  (e) If, within thirty (30) days after making such offer, the Objecting Shareholder and the Company agree upon the price to be paid for his or her shares, payment must be made by the Company within sixty
         (60) days of the date of the making of such offer upon the surrender of the certificates representing his or her shares.

                  (f) If the Company fails to make such offer or if the Objecting Shareholder and the Company fail to agree upon the price to be paid, the Company must within twenty (20) days after the expiration of the time periods set forth in subparagraphs (d) and (e) (whichever is applicable) institute a special proceeding in the Supreme Court of the State of New York, County of New York to determine the rights of the Objecting Shareholder and to fix the fair value of his or her shares.

                  (g) If the Company fails to institute such special proceeding the Objecting Shareholder may do so within thirty (30) days after the expiration of such twenty (20) day period. Failure of the Objecting Shareholder to institute such proceedings will result in the loss of his or her objector's rights unless the court, for good cause shown, otherwise directs.

                  (h) Within sixty (60) days after the final determination of the special proceedings, the Company must pay to each Objecting Shareholder the amount found to be due him or her, upon surrender of the certificates representing his or her shares.

         The foregoing summary of the rights of Objecting Shareholders does not purport to be complete and is qualified in its entirety by reference to Sections 623 and 910 of the New York Business Corporation Law, a copy of which appears in Appendix C to this Proxy Statement.


                     COMPARISON OF DELAWARE AND NEW YORK LAW

         Set forth below is a brief discussion of certain differences between the New York Business Corporation Law ("NYBCL"), under which the Company is incorporated, and the Delaware General Corporation Law (the "DGCL"), under which Consolidated -- Delaware is incorporated.

         The statements set forth under this heading with respect to the NYBCL and the DGCL and the respective certificates of incorporation of the Company and Consolidated -- Delaware are brief summaries thereof and do not purport to be complete. The statements relating to the NYBCL and the DGCL are subject to the detailed provisions of such statutes and the case law and other legal interpretations relating to such statutes. The information relating to the respective certificates of incorporation of the Company and Consolidated -- Delaware are qualified in their entireties by such documents, copies of which are available from the Company.

Dividend Rights
---------------

         Under the NYBCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto: (i) such corporation would be made insolvent, (ii) the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation,
(iii) such corporation's net assets remaining after such declaration, payment or distribution is less than its stated capital. Under the DGCL, a corporation may pay dividends out of surplus (defined as the excess, if any, of net assets over capital), or, if no surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided, that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

         Holders of common stock of both the Company and Consolidated -- Delaware are entitled to receive such dividends as may be declared by the board of directors from funds, legally available for such purpose after payment of any dividends due with respect to a series of preferred stock.

Voting Rights
-------------

         Unless otherwise provided in the certificate of incorporation, the NYBCL and the DGCL provide that every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share owned of record on the record date for determining shareholders entitled to notice of and to vote at meeting of shareholders. The certificates of incorporation of both the Company and Consolidated -- Delaware do not contain any provision which alters this right. The certificates of incorporation of both the Company and Consolidated -- Delaware give the board of directors the power to create series of preferred stock and to provide for voting rights for the holders of such series.
Such rights may include the right to more than one vote per share.

Directors
---------

         Under the NYBCL, the number of directors of a corporation may be (i) fixed by the by-laws or (ii) by action of the shareholders or the board of directors under the specific provisions of a by-law adopted by the shareholders. If the number is not fixed, there must be a minimum of three directors. Pursuant to an amendment to the NYBCL, which will become effective in 1998, the minimum number of directors will be one. Under the DGCL the number of directors shall be fixed by, or in the manner provided in, the by-laws unless the certificate of incorporation fixes the number of directors, in which event, the number of directors can be changed only by an amendment to the certificate of incorporation. The number of directors of both the Company and Consolidated -- Delaware are determined pursuant to the by-laws of such corporation. Directors of each of the Company and Consolidated --Delaware are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Ability to Grant Options to Employees and Directors
---------------------------------------------------

         The NYBCL prohibits the issue of options and rights to purchase capital stock of a corporation to directors, officers or employees of the corporation or any subsidiary or affiliate as an incentive to service or continued service unless authorized at a meeting of shareholders by the vote of the holders of a majority of all outstanding shares entitled to vote thereon or authorized by and consistent with a plan adopted by such vote of shareholders. The DGCL does not include any requirement for obtaining shareholder approval for the issue of such options or rights.

Fiduciary Duties of Directors
-----------------------------

         Under the NYBCL, directors owe a fiduciary duty to the corporation and its shareholders and must perform their duties in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances. Directors must give reasonable attention to the corporation's business. New York law presumes that, without evidence to the contrary, in making a business decision, directors are acting in good faith and exercising honest judgment. In taking action, directors may consider, among other things, both the long-term and short-term interests of the corporation and its shareholders. In addition, directors may consider the effects that the corporation's actions may have in the short-term or in the long-term upon: (i) the prospects for potential growth, development, productivity and profitability of the corporation, (ii) the corporation's current employees, (iii) the corporation's retired employees and other beneficiaries who are entitled to receive retirement benefits, (iv) the corporation's customers and creditors, and
(v) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits to contribute to the community in doing business. In performing his duties, a director shall be entitled to rely upon information, opinions, reports or statements, including financial statements and other financial data, in each case prepared and/or presented by: (i) officers of the corporation, (ii) legal counsel, public accountants and other professionals, and (iii) a committee of the corporation.

         Under the DGCL, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with an unyielding fiduciary duty to protect the interests of the corporation and to act in the best interests of its shareholders. Delaware law in general presumes that, in making a business decision, directors are disinterested and act on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of such corporation, which presumption is known as the "business judgment rule." A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumption of the business judgment rule by demonstrating that, in reaching their decision, the directors breached one or more of their fiduciary duties -- good faith, loyalty and due care. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will generally not be judicially second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of such control.

Liability of Directors
----------------------

         Under the NYBCL, a corporation's certificate of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for damages in connection with any breach of duty in such capacity, provided that no such provision may eliminate or limit: (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of any law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) liability which arises from injury suffered by persons as a result of a declaration of a dividend or other distribution, a purchase of the corporation's shares, a distribution of assets after dissolution, the making of a loan, any of which is effected in violation of the NYBCL or (iii) the liability of any director for any act or omission prior to the adoption of a provision limiting or eliminating such director's liability.

         The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to such corporation or its shareholders for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The certificate of incorporation of Consolidated -- Delaware eliminates director liability to the maximum extent permitted by the DGCL, and it also contains broad indemnification provisions.

Call of Special Meetings
------------------------

         The NYBCL permits special meetings of the shareholders to be called by the board of directors and such persons who may be authorized to do so by the certificate of incorporation or the by-laws. At any such special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the written notice provided to shareholders.

         Under the DGCL, a special meeting of the shareholders may be called by the board of directors or such other person as may be authorized by the certificate of incorporation or by-laws.

Amendment to Charter Documents
------------------------------

         Under the NYBCL, amendments or changes to the certificate of incorporation may be authorized by vote of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders. In addition, the holders of shares of a class or series are entitled to vote and to vote as a class or series and the amendment shall be authorized by vote of the holders of a majority of all outstanding shares of the class or series when a proposed amendment would: (i) exclude or limit such shareholders' right to vote on any matter, (ii) change such shareholders' shares to reduce the par value, (iii) change such shares into a different number of shares of the same class, or into the same or a different number of shares of any one or more classes or any series thereof, (iv) fix, change or abolish the designation of any authorized class, any of the relative rights, preferences or limitations, including any provisions in respect of any undeclared dividends, whether or not cumulative or accrued, or the redemption of any shares, or any sinking fund for the redemption or purchase of any shares or any preemptive rights to acquire shares or other securities (v) provide that their shares may be converted into shares of any other class or into shares of any other series of the same class, (vi) alter the terms or conditions upon which their shares are convertible or change the shares issuable upon conversion of their shares, if such action would adversely affect such holders's rights or
(vii) subordinate their rights, by authorizing shares having preferences which would be in any respect superior to their rights. For amendments involving mergers, see "Approval of Merger and Asset Sales."

         Under the DGCL, any provision of the certificate of incorporation of Consolidated -- Delaware may be amended by approval of the board of directors and the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon; provided, that any amendment which affects the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.

Approval of Merger and Asset Sales
----------------------------------

         Under the NYBCL, the board of directors, upon adopting a plan of merger or consolidation, must submit such plan to a vote of shareholders. Notice of the meeting to adopt the plan and an outline of the plan must be given to each shareholder of record, as of the record date, whether or not such shareholder is entitled to vote. The plan must be adopted at the meeting of shareholders by vote of the holders of two-thirds of all outstanding shares entitled to vote thereon. Notwithstanding any provision in the corporation's certificate of incorporation, the holders of shares of a class or series of the corporation's stock, shall be entitled to vote and to vote as a class if the plan contains any provision entitling the holders of such shares to vote and vote as a class thereon. In such case, in addition to the authorization of the merger or consolidation by vote of the holders of two-thirds of all outstanding shares, the merger or consolidation shall be authorized by a vote of the holders of a majority of all outstanding shares of each such class or series. Notwithstanding shareholder authorization, the board of directors may abandon the plan of merger or consolidation at any time prior to the filing of the certificate of merger or consolidation with the New York Secretary of State, but only pursuant to a provision for such abandonment contained in the plan.

         No shareholder authorization, from either the parent corporation or the subsidiary corporation is required when a parent corporation merges any subsidiary corporation into itself.

         Under the NYBCL, a sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation, if not made in the usual or regular course of business conducted by the corporation, shall be authorized only by the following procedure: (i) the board of directors must authorize the proposed sale, lease, exchange or other disposition and direct its submission to a vote of shareholders, (ii) notice of meeting shall be given to each shareholder of record, whether or not entitled to vote, and (iii) the shareholders must approve such sale, lease, exchange or other disposition and may fix, or may authorize the board to fix, any of the terms and conditions thereof and the consideration to be received by the corporation therefor, by a vote at a meeting of shareholders of the holders of two-thirds of all outstanding shares entitled to vote thereon. Notwithstanding shareholder approval, the board may abandon the proposed sale, lease, exchange or other disposition without further action by the shareholders, subject to the rights, if any, of third parties under any contract.

         Under the DGCL, unless required by its certificate of incorporation, and the certificate of incorporation of Consolidated -- Delaware contains no such requirement, no vote of the shareholders of a constituent corporation surviving a merger is necessary to authorize such merger if: (i) the agreement of merger does not amend the certificate of incorporation of such constituent corporation; (ii) each share of stock of such constituent corporation outstanding prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after such merger; (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to such merger; and (iv) certain other conditions are satisfied. In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's shareholders or board of directors. Whenever the approval of the shareholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange must be approved by the affirmative vote of the holders of a majority of outstanding shares of such corporation entitled to vote thereon; provided, that under the DGCL, where a corporation's certificate of incorporation provides for more or less than one vote per share on any matter, the required vote is a majority of the combined voting power of the corporation's stock.

Rights of Appraisal
-------------------

         Procedure to Dissent. Under the NYBCL, a shareholder has a right to dissent to any plan of merger or consolidation or any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation, provided that this right exists only when the shareholder was entitled to vote on the proposed corporate action. In order to dissent, a shareholder must file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares.

         Right to Receive Fair Value of Shares. Shareholders who properly dissent to any merger or consolidation under the NYBCL also have the right to receive payment of the fair value of their shares, if such shareholders were entitled to vote and did not assent to any plan of merger or consolidation to which the corporation is a party, except where such shareholders are (i) holders of shares of the Parent Corporation in a merger of a Parent Corporation and a Subsidiary Corporation, (ii) holders of shares of the Parent Corporation in a merger or consolidation of domestic and foreign corporations, or (iii) holders of shares in a surviving corporation. Notwithstanding the foregoing, shareholders of a surviving corporation do have the right to receive payment for their shares if the merger or consolidation alters or abolishes any preferential rights, redemption or sinking fund rights, preemptive rights or excludes or limits the rights of such holders to vote on any matter.

         Furthermore, a shareholder has a right to receive payment of the fair value of his shares in the case of any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval, provided that shareholders do not have the right to receive such payment in a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of the corporation's net assets to the shareholders is made in accordance with their respective interests within one year after the date of such transaction.

         The DGCL provides for appraisal rights on the part of the shareholders of a corporation only in the case of certain mergers or consolidations and not (unless the certificate of incorporation of a corporation so provides, which the certificate of incorporation of Consolidated -- Delaware does not) in the case of other mergers, a sale or transfer of all or substantially all of such corporation's assets or an amendment to such corporation's certificate of incorporation. In addition, the DGCL denies appraisal rights to the shareholders of the surviving corporation in a merger if such merger did not require for its approval the vote of the shareholders of such surviving corporation.

Indemnification of Directors and Officers
-----------------------------------------

         The NYBCL provides in general that a corporation may indemnify any director or officer made, or threatened to be made, a party to an action or proceeding (a "Proceeding") (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred. In order to receive such indemnification, the person must have acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise not opposed to the best interests of the corporation and in addition, in criminal actions or proceedings such person had no reasonable cause to believe that his conduct was unlawful. The NYBCL permits similar indemnification in the case of actions by or in the right of the corporation, provided that indemnification is not permitted in respect of (i) a threatened action or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as such court deems proper. In any case, the NYBCL provides that the indemnification permitted under the NYBCL is not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled. No indemnification may be provided to a director or officer under the NYBCL if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         The DGCL provides in general that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         In addition, the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which that court shall deem proper.

         Furthermore, under the DGCL, the determination of whether indemnification is proper shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders of the Corporation.

         The DGCL provides that the expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         The DGCL further provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The certificate of incorporation of Consolidated -- Delaware contains broad indemnification provisions.

Anti-Takeover Provisions
------------------------

         Section 912 of the NYBCL applies to a broad range of business combinations between a New York corporation and an interested shareholder. The NYBCL defines a "business combination" to include mergers, consolidations, sales, leases, exchanges of shares, mortgages, pledges, securities reclassifications and other transactions. An "interested shareholder" is defined as any person who (i) is the beneficial owner, directly or indirectly, of twenty percent or more of the outstanding voting stock of a corporation or (ii) is an affiliate or an associate of such corporation and at any time within the five-year period immediately prior to the date in question was a beneficial owner, directly or indirectly, of twenty percent or more of the then outstanding voting stock of such corporation. The NYBCL prohibits a corporation from engaging in a business combination with an interested shareholder for a period of five years following such interested shareholder's stock acquisition date except under limited circumstances, including when (i) such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date,
(ii) such business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date.

         Section 912 does not apply (i) to any business combination of a New York corporation that does not have a class of voting stock registered with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act ("Registered Voting Stock"), unless the certificate of incorporation provides otherwise, or under certain circumstances, such as (ii) to any business combination of a domestic corporation whose amendment certificate of incorporation provides that Section 912 applies, which did not have a class of Registered Voting Stock on the effective date of such amendment, and which is a business combination with an interested shareholder (as defined therein) whose stock acquisition date is prior to the effective date of such amendment, or
(iii) to any business combination of a domestic corporation the original certificate of incorporation or an amended by-laws of which contains a provision expressly electing not to be governed by Section 912, or (iv) to any business combination of a domestic corporation with an interested shareholder of such corporation who became an interested shareholder inadvertently.

         Section 203 of the DGCL applies to a broad range of business combinations (as defined in the DGCL) between a Delaware corporation and an interested shareholder (as defined). The DGCL definition of "business combination" includes mergers, sales of assets, issuance of voting stock and certain other transactions. An "interested shareholder" is defined as any person who owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The DGCL prohibits a corporation from engaging in a business combination with an interested shareholder for a period of three years following the date on which the shareholder became an interested shareholder, unless (i) the board of directors approved the business combination before the shareholder became an interested shareholder, or the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder,
(ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, such shareholder owned at least 85% of the voting stock outstanding when the transaction began other than shares held by directors who are also officers and by certain employee stock plans, or (iii) the board of directors approved the business combination after the shareholder became an interested shareholder and the business combination was approved at a meeting by at least two-thirds of the outstanding voting stock not owned by such shareholder.

Rights of Inspection
--------------------

         Under the NYBCL, every shareholder of record for at least six months immediately preceding his demand, or any person holding at least five percent of any class of outstanding shares, upon at least five days written demand, shall have the right to examine in person or by agent or attorney, during normal business hours, certain books and records, including the corporation minutes of the proceedings of its shareholders, a record of shareholders, balance sheets and profit and loss statements. The shareholder must request the inspection for a purpose which is in the interest of the corporation or related to his status as a shareholder.

         Under the DGCL any shareholder shall, upon written demand under oath stating the purpose thereof, have the right during the usual business hours to inspect for any proper purpose the corporation's stock ledger, list of shareholders and its other books and records and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder.

Liquidation Rights

         The holders of the Company's Common Stock and the common stock of Consolidated -- Delaware have substantially the same rights on liquidation, dissolution or winding up.

             APPROVAL OF THE COMPANY'S 1997 LONG-TERM INCENTIVE PLAN
             -------------------------------------------------------

         The board of directors believes that in order for the Company and its subsidiaries to attract and retain the services of executive and other key employees, it is necessary for the Company to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, in July 1997, the Board of Directors adopted, subject to stockholder approval, the 1997 Long-Term Incentive Plan (the "Plan"), covering 2,490,000 shares of Common Stock. If the Reverse Split is approved, the number of shares of Common Stock subject to the Plan will be, upon the effectiveness of the Reverse Split, 83,000 shares. All officers and directors of the Company are eligible for options under the Plan. Options to purchase 2,490,000 shares of Common Stock have been granted to the Company's officers, directors and two key employees.

         The Plan does not have an expiration date. Set forth below is a summary of the Plan, but this summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Appendix B to this Proxy Statement.

         The Plan is authorized for 2,490,000 shares of Common Stock (83,000 after giving effect to the Reverse Split). If shares subject to an option or other right under the Plan cease to be subject to such option or right, or if shares awarded under the Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of stock, such shares will again be available for future issuance under the Plan.

         Awards under the Plan may be made to key employees, including officers, directors and consultants to the Company and its subsidiaries, except that options or rights cannot be granted to directors who are not otherwise employed or engaged as a consultant by the Company or its subsidiaries. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

         The Plan will be administered by a committee of at least two non-employee directors to be appointed by the board (the "Committee"). The Committee has broad discretion in determining the persons to whom stock options or other awards are to be granted, the terms and conditions of the award, including the type of award, the exercise price and term, the vesting provisions and the restrictions and forfeiture conditions. Members of the Committee are eligible for the grant of options and other rights under the Plan. If no committee is appointed, the functions of the committee shall be performed by the board of directors. The Committee is presently comprised of Messrs. Norman Hoskin and E. Gerald Kay.

         The Committee will have the authority to grant the following types of awards under the Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stock-based awards. The Plan is designed to provide the Committee with broad discretion to grant incentive stock-based rights. In July 1997, the Committee granted options to purchase 460,000 shares of Common Stock to each of Messrs. Lewis S. Schiller, E. Gerald Kay, Norman J. Hoskin and George W. Mahoney and Ms. Grazyna B. Wnuk, and options to purchase an aggregate of 190,000 shares of Common Stock to three key employees. The options granted to Messrs. Schiller and Mahoney, Ms. Wnuk and the three key employees are incentive stock options, and the options granted to Messrs. Kay and Hoskin are non-qualified stock options. The exercise price of the options is $.125 per share, which was the fair market value on the date of grant. The options have a term of seven years from the date of grant and are immediately exercisable, subject to stockholder approval of the Plan. In the event that stockholder approval of the Plan is not obtained, the options will terminate.

         Tax consequences of awards provided under the Plan are dependent upon the type of award granted. The grant of an incentive or nonqualified stock options does not result in any taxable income to the recipient or deduction to the Company. Upon exercise of a nonqualified stock option, the recipient recognized income in the amount by which the fair market value on the date of exercise exceeds the exercise price of the option, and the Company receives a corresponding tax deduction. In the case of incentive stock options, no income is recognized to the employee, and no deduction is available to the Company, if the stock issued upon exercise of the option is not transferred within two years from the date of grant or one year from the date of exercise, whichever occurs later.

However, the exercise of an incentive stock option may result in additional taxes through the application of the alternative minimum tax. In the event of a sale or other disqualifying transfer of stock issued upon exercise of an incentive stock option, the employee realizes income, and the Company receives a tax deduction, equal to the amount by which the lesser of the fair market value at the date of exercise or the proceeds from the sale exceeds the exercise price. The issuance of stock pursuant to a stock grant results in taxable income to the recipient at the date the rights to the stock become nonforfeitable, and the Company receives a deduction in such amount. However, if the recipient of the award makes an election in accordance with the Internal Revenue Code of 1986, as amended, the amount of his or her income is based on the fair market value on the date of grant rather than the fair market value on the date the rights become nonforfeitable. When compensation is to be recognized by the employee, appropriate arrangements are to be made with respect to the payment of withholding tax.

Vote Required
-------------

         The approval of the Plan requires the approval of the holders of a majority of the outstanding shares of Common Stock.

         The Board of Directors recommends a vote FOR the Plan.


                        SELECTION OF INDEPENDENT AUDITORS
                        ---------------------------------

         It is proposed that the shareholders approve the selection of Moore Stephens, P.C. as the independent auditors for the Company for the years ending December 31, 1997 and 1998. The Board of Directors has approved the selection of Moore Stephens, P.C. as the Company's independent auditors. However, in the event approval of the proposal is not obtained, the selection of the independent auditors will be reconsidered by the Board of Directors.

         Moore Stephens, P.C., previously named Mortenson and Associates, P.C., has been the independent certified public accountants for the Company since 1985, and their report is included in the Annual Report. At no time since their engagement have they had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than as independent auditors.

         Representatives of Moore Stephens, P.C. are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions. The Company does not have an audit committee, since the Board of Directors performs such functions.

Vote Required
-------------

         The proposal to approve the selection of Moore Stephens, P.C., as the Company's independent auditors requires the approval of a majority of the shares of Common Stock present and voting, provided that a quorum is present.

         The Board of Directors recommends a vote FOR the proposal.


                           INCORPORATION BY REFERENCE
                           --------------------------

         The Company incorporates the Annual Report by reference in this Proxy Statement. The Annual Report, which includes, among other information, a description of the Company's business, its audited financial statements for the years ended December 31, 1996 and 1995. A copy of the Annual Report is being mailed to shareholders of record on the Record Date concurrently with the mailing of this Proxy Statement. Additional copies of the Annual Report will be provided by the Company without charge upon request. The Company's Form 10-Q for the nine months ended September 30, 1997 is incorporated by reference, but is not included in the Annual Report. Copies of such Form 10-Q will be provided without charge upon request.


                                  OTHER MATTERS
                                  -------------

         Any proposal which a shareholder wishes to present at the 1999 Annual Meeting of Shareholders must be received by the Company at its executive offices at 160 Broadway, New York, New York 10036, not later than March 31, 1999.

         Copies of the Company's Form 10-K for the year ended December 31, 1996 and Form 10-Q for the quarter ended September 30, 1997, without exhibits, may be obtained without charge by writing to Ms. Grazyna B. Wnuk, Secretary, Consolidated Technology Group Ltd., 160 Broadway, New York, New York 10036. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents the Company's reasonable cost on furnishing such exhibits.

         The Board of Directors does not know of any other matters to be brought before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                                       By Order of the Board of Directors

                                               Lewis S. Schiller,
                                               Chairman of the Board

November 25, 1997

                                                                     Appendix A

                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger (this "Plan of Merger") made as of the 24th day of November, 1997, by and between Consolidated Technology Group Ltd., a New York corporation ("COTG New York"), and Consolidated Technology Group Ltd., a Delaware corporation ("COTG Delaware"), COTG New York and COTG Delaware being sometimes collectively referred to as the "Constituent Corporations." COTG Delaware will be the surviving corporation, sometimes hereinafter referred to as the "Surviving Corporation".

                              W I T N E S S E T H:

         WHEREAS, COTG New York has authorized capital stock consisting of 2,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued or outstanding, and 50,000,000 shares of common stock, par value $.01 per share ("NY Common Stock") of which 49,910,992 shares are issued and outstanding and none of which are held as treasury shares; and

         WHEREAS, COTG Delaware has authorized capital stock consisting of 2,500,000 shares of preferred stock, par value $.01 per share, none of which are outstanding, and 10,000,000 shares of common stock, par value, $.01 per share ("Delaware Common Stock"), of which 1,000 shares are issued and outstanding; and

         WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and to the advantage and welfare of their respective Constituent Corporations and shareholders that COTG New York merge with and into COTG Delaware, with COTG Delaware to be the Surviving Corporation, pursuant to the provisions of Section 907 of the Business Corporation Law of the State of New York (the "NYBCL") and Section 252 of the General Corporation Law of the State of Delaware (the "DGCL");

         NOW, THEREFORE, subject to the approval of this Plan of Merger by the shareholders of COTG New York, the Constituent Corporations hereby agree as follows:

         1. At the Effective Time, as hereinafter defined, COTG New York will be and it hereby is merged with and into COTG Delaware (the "Merger").

         2. This Plan of Merger will become effective immediately upon filing. Such date and time is herein referred to as the "Effective Time."

         3. This Plan of Merger constitutes a plan of merger pursuant to Section 907 of the NYBCL and Section 252 of the DGCL, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

         4. At the Effective Time, the separate existence of COTG New York will cease, and COTG Delaware, as the surviving corporation of the Merger, will continue to exist under and be governed by the laws of the State of Delaware. The name of the Surviving Corporation will remain Consolidated Technology Group Ltd.

         5. At and after the Effective Time, the Surviving Corporation will succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of the Constituent Corporations; all debts due either of the Constituent Corporations will be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations will be the property of the Surviving Corporation; the title to any real property of either of the Constituent Corporations will not revert or be in any way impaired by reason of the Merger, but will be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         6. At the Effective Time, each outstanding share of NY Common Stock shall by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive one-thirtieth (1/30) shares of Delaware Common Stock, validly issued, fully paid and non-assessable subject to dissenting shareowner's rights under Sections 910 and 623 of the NYBCL, and each share of Delaware Common Stock outstanding immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued share of Delaware common stock.

         7. The certificate of incorporation of COTG Delaware as existing at the Effective Time will be amended by deleting Paragraph (a) of Article FOURTH thereof and replacing it with the following:

                  "(a) The total number of shares of capital stock which the corporation is authorized to issue is twenty seven million, five hundred thousand (27,500,000) shares, of which:

                           "(i) Two million five hundred thousand (2,500,000) shares shall be designated as Preferred Stock and shall have a par value of $.01 per share; and

                           "(ii) Twenty five million (25,000,000) shares shall be designated as Common Stock, and shall have a par value of $.01 per share."

         8. The By-laws of COTG Delaware, as existing at the Effective Time, will continue in force as the Bylaws of the Surviving Corporation until altered, amended or repealed as provided therein or as provided by law.

         9. The directors and officers of COTG New York immediately prior to the Merger, will be the directors and officers of the Surviving Corporation, to hold office until their respective successors have been elected and shall qualify, or as otherwise provided in the By-Laws of the Surviving Corporation.

         10. This Plan of Merger may be terminated and the Merger abandoned for any reason whatsoever, by mutual consent of the Boards of Directors of the Constituent Corporations, at any time prior to the Effective Time, notwithstanding adoption and approval of this Plan of Merger by the shareholders of the Constituent Corporations.

         11. This Plan of Merger may be amended at any time prior to the Effective Time by mutual consent of the Boards of Directors of the Constituent Corporations; provided, however, that no such amendment shall adversely affect the rights of the shareholders of COTG New York or COTG Delaware subsequent to the adoption and approval of this Plan of Merger by the shareholders of COTG New York or COTG Delaware, as the case may be.

         IN WITNESS WHEREOF, the foregoing Plan of Merger, which was duly adopted by the Board of Directors of each of the Constituent Corporations, has been executed by the chairman of the board and secretary of each of the Constituent Corporations on and as of the date first set forth above.

                                      CONSOLIDATED TECHNOLOGY GROUP LTD.
                                      a New York Corporation


                                      By:_______________________________________
                                         Lewis S. Schiller, Chairman and CEO
Attest:______________________________
       Grazyna B. Wnuk, Secretary

                                      CONSOLIDATED TECHNOLOGY GROUP LTD.
                                      a Delaware Corporation


                                      By:______________________________________
                                         Lewis S. Schiller, Chairman and CEO
Attest:______________________________
       Grazyna B. Wnuk, Secretary

                                                                     Appendix B

                       CONSOLIDATED TECHNOLOGY GROUP LTD.
                       ----------------------------------

                          1997 Long Term Incentive Plan

1.       Purpose; Definitions.

         The purpose of the Consolidated Technology Group Ltd. 1997 Long Term Incentive Plan (the "Plan") is to enable Consolidated Technology Group Ltd. (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and others who provide services to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and such other persons and the Company's stockholders, by offering such key employees and such other persons incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

         For purposes of the Plan, the following terms shall be defined as set forth below:

                 "Affiliate" means any corporation, partnership, limited liability company, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

                 "Board" means the Board of Directors of the Company.

                 "Book Value" means, as of any given date, on a per share basis
(i) the stockholders' equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date, as adjusted by the Committee for subsequent events.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                 "Commission" means the Securities and Exchange Commission or any successor thereto.

                 "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

                 "Company" means Consolidated Technology Group Ltd., a New York corporation, or any successor corporation.

                 "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company's certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

                 "Deferred Stock" means an award made pursuant to Section 8 of the Plan of the right to receive Common Stock at the end of a specified deferral period.

                 "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

                 "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor thereto.

         (m) "Fair Market Value" means, as of any given date, the market price of the Common Stock as determined by or in accordance with the policies established by the Committee in good faith; provided, that, in the case of an Incentive Stock Option, the Fair Market Value shall be determined in accordance with the Code and the Treasury regulations under the Code.

         (n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (o) "Non-Employee Director" means a director of the Company who is not otherwise employed or engaged as a consultant by the Company or any Subsidiary or Affiliate.

         (p) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (q) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

         (r) "Other Stock-Based Award" means an award under Section 10 of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

         (s) "Plan" means this Consolidated Technology Group Ltd. 1997 Long Term Incentive Plan, as hereinafter amended from time to time.

         (t) "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 of the Plan.

         (u) "Retirement" means Normal Retirement or Early Retirement.

         (v) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 of the Plan to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such award or Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Paragraph 6(b)(ii) of the Plan and (ii) the aggregate exercise price of such Stock Option or base price with respect to such award (or the portion thereof which is surrendered).

         (w) "Stock Option" or "Option" means any option to purchase shares of Common Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 of the Plan.

         (x) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 9 of the Plan.

         (y) "Subsidiary" means any corporation or other business association, including a partnership or limited liability company (other than the Company) in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

         In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Paragraphs 11(b), (c) and (d) of the Plan and the term "Cause" shall have the meaning set forth in Paragraph 5(b)(viii) of the Plan.


2.       Administration.

         (a) The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If and to the extent that no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the foregoing, in the event that the Company is not subject to the Exchange Act or in the event that the administration of the Plan by a Committee of Non-Employee Directors is not required in order for the Plan to meet the test of Rule 16b-3 of the Commission under the Exchange Act, or any subsequent rule, then the Committee need not be composed of Non-Employee Directors. As long as said Rule 16b-3 requires, as a condition to the officers and directors obtaining the benefit of such rule, that the Committee be composed of Non-Employee Directors, each member or alternate member of the Committee shall not be entitled to any grants under the Plan (except grants pursuant to Paragraph 4(b) of the Plan) or under any other plans of the Corporation or its affiliates, except to the extent that participation in a plan would not cause such person to cease being a Non-Employee Director for purposes of said Rule 16b-3.

         (b) The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other persons eligible under Section 4 of the
Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards. In particular, the Committee shall have the authority:

                  (i) to select the officers and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted pursuant to the Plan;

                  (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted pursuant to the Plan, to one or more eligible persons;

                  (iii) to determine the number of shares to be covered by each such award granted pursuant to the Plan;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan, including, but not limited to, the share price or exercise price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall, in its sole discretion, determine;

                  (v) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Paragraph 5(b)(x) or (xi) of the Plan, as applicable, instead of Common Stock;

                  (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis with other awards under the Plan and/or cash awards made outside of the Plan in a manner whereby the exercise of one award precludes, in whole or in part, the exercise of another award, or on an additive basis;

                  (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant, including any provision for any determination or method of determination of the amount (if any) deemed to be earned on any deferred amount during any deferral period;

                  (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Common Stock purchased by exercising such Rights; and

                  (ix) to determine an aggregate number of awards and the type of awards to be granted to eligible persons employed or engaged by the Company and/or any specific Subsidiary, Affiliate or division and grant to management the authority to grant such awards, provided that no awards to any person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act may be granted awards except by the Committee.

         (c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

         (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

3.       Stock Subject to Plan.

         (a) The total number of shares of Common Stock reserved and available for distribution under the Plan shall be two million four hundred ninety thousand (2,490,000) shares of Common Stock. In the event that awards are granted in tandem such that the exercise of one award precludes the exercise of another award then, for the purpose of determining the number of shares of Common Stock as to which awards shall have been granted, the maximum number of shares of Common Stock issuable pursuant to such tandem awards shall be used.

         (b) Subject to Paragraph 6(b)(v) of the Plan, if any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Common Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted under the Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the base number of shares, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.       Eligibility.

         Officers and other key employees of, and consultants and independent contractors to, and directors of, the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Members of the Committee shall be eligible for options under the Plan.

5.       Stock Options.

         (a) Administration. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         (b) Option Grants. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

                  (i) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than twelve (12) years after the date the Option is granted.

                  (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine;

                  (iv) Method of Exercise.

                       (A) Subject to whatever installment exercise provisions apply under Paragraph 5(b)(iii) of the Plan, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may accept. As and to the extent determined by the Committee, in its sole discretion, at or after grant, payments in full or in part may also be made in the form of Common Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Common Stock on the date the option is exercised, as determined by the Committee).

                       (B) If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Common Stock issuable upon such exercise (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

                           (C) No shares of Common Stock shall be issued until
full payment therefor has been received by the Company. In the event of any exercise by note or other instrument, the shares of Common Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

                           (D) Subject to Paragraph 5(b)(iv)(C) of the Plan, an
optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Paragraph 14(a) of the Plan.

                  (v) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (vi) Termination by Death. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (vii) Termination by Reason of Disability or Retirement. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of a Disability or Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Normal or Early Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (viii) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, including a termination resulting from the Subsidiary, Affiliate or division in which the optionee is employed or engaged, ceasing, for any reason, to be a Subsidiary, Affiliate or division of the Company, such Stock Option may be exercised, to the extent otherwise exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever is shorter. For purposes of this Plan, "Cause" means conviction of a participant of any felony or of a misdemeanor involving theft or moral turpitude, or the failure of a participant to contest prosecution for a felony or such misdemeanor, or a participant's willful misconduct or dishonesty, or a participant's failure to perform the duties for which the participant was employed or engaged.

                  (ix)     Incentive Stock Options.

                           (A) Anything in the Plan to the contrary
notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

                           (B) To the extent required for "incentive stock
option" status under Section 422(d) of the Code (taking into account applicable Treasury regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $100,000. If Section 422 is hereafter amended to delete the requirement now in
Section 422(d) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(d), then this Paragraph 5(b)(ix)(B) shall no longer be operative and the Committee may accelerate the dates on which the incentive stock option may be exercised.

                           (C) To the extent permitted under Section 422 of the
Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                               (I)   If (x) a participant's employment is
terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Paragraphs 5(b)(vi) and (vii) of the Plan, applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

                               (II)   if the exercise of an Incentive Stock
Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

                  (x) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (xi) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

6.       Stock Appreciation Rights.

         (a)      Grant and Exercise.

                  (i) Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

                  (ii) A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

                  (iii) A Stock Appreciation Right may be exercised by an optionee, subject to Paragraph 6(b) of the Plan, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in said Paragraph 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of this Section 6 and
Section 5 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder to the extent applicable.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares of Common Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be based upon the Fair Market Value of the Common Stock on the date of exercise, determined in accordance with any provisions of said Rule 16b-3 during the applicable period referred to in Rule 16b-3(e).

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Paragraph 5(b)(v) of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  (v) In its sole discretion, the Committee may grant Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant; provided that any such Stock Appreciation Rights shall be settled solely in cash.

                  (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

7.       Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, subject to Paragraph 7(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) Awards and Certificates.

                  (i) The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                  (ii) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

                  (iii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the price, if any, required under Paragraph 7(b)(ii).

                  (iv) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                  (v) The Committee shall require that (A) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this paragraph 7(c)(ii) and Paragraph 7(c)(i) of the Plan, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 14(e) of the Plan, in additional Restricted Stock to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Stock.

                  (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

         (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

8.       Deferred Stock.

         (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Common Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Paragraph 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall, in its sole discretion, determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Paragraph 8(b)(vi) of the Plan, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Paragraph 8(b)(v) of the Plan, where applicable), share certificates representing the shares covered by the Deferred Stock award shall be delivered to the participant or his legal representative.

                  (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

                  (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

         (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9.       Stock Purchase Rights.

         (a) Awards and Administration. The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Common Stock (including Deferred Stock and Restricted Stock):

                  (i) at its Fair Market Value on the date of grant;

                  (ii) at a percentage of such Fair Market Value on such date, such percentage to be determined by the Committee in its sole discretion;

                  (iii) at an amount equal to Book Value on such date; or

                  (iv) at an amount equal to the par value of such Common Stock on such date.

         The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

         (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed sixty (60) days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to
Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Paragraph 9(a) of the Plan.

10.      Other Stock-Based Awards.

         (a) Administration.

                  (i) Other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock (to the extent a series of preferred stock has been or may be created by, or in accordance with a procedure set forth in, the Company's certificate of incorporation), convertible debentures, warrants, exchangeable securities and Common Stock awards or options valued by reference to Fair Market Value, Book Value or performance of the Company or any Subsidiary, Affiliate or division, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

                  (ii) Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such award shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Paragraph 10(b)(v) of the Plan, shares of Common Stock subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Stock or otherwise reinvested.

                  (iii) Any award under Section 10 and any Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                  (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations (if any) imposed with respect to any or all of an award pursuant to this Section 10.

                  (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

                  (vi) Common Stock (including securities convertible into Common Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration.

11.      Change in Control Provisions.

         (a) Impact of Event. In the event of a "Change in Control," as defined in Paragraph 11(b) of the Plan, or a "Potential Change in Control," as defined in Paragraph 11(c) of the Plan, if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

                  (i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                  (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, shall unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be purchased by the Company ("cashout") in a manner determined by the Committee, in its sole discretion, on the basis of the "Change in Control Price" as defined in Paragraph 11(d) of the Plan as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) Definition of "Change in Control". For purposes of Paragraph 11(a) of the Plan, a "Change in Control" means the happening of any of the following:

                  (i) When any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary and any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change of Control shall not arise if such acquisition is approved by the board of directors or if the board of directors or the Committee determines that such acquisition is not a Change of Control or if the board of directors authorizes the issuance of the shares of Common Stock (or securities convertible into Common Stock or upon the exercise of which shares of Common Stock may be issued) to such persons; or

                  (ii) When, during any period of twenty-four consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death, Disability or Retirement to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph 11(b)(ii); or

                  (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

         (c) Definition of Potential Change in Control. For purposes of Paragraph 11(a) of the Plan, a "Potential Change in Control" means the happening of any one of the following:

                  (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b) of the Plan; or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan or any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal stock exchange on which the Stock is traded or the average of the highest bid and asked prices as reported by NASDAQ, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Paragraph 11(a)(iii).

12.      Amendments and Termination.

         (a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law or if stockholder approval is necessary in order that the Plan comply with Rule 16b-3 of the Commission under the Exchange Act or any substitute or successor rule or if stockholder approval is necessary in order to enable the grant pursuant to the Plan of options or other awards intended to confer tax benefits upon the recipients thereof.

         (b) The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights or any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         (c) Subject to the provisions of Paragraphs 12(a) and (b) of the Plan, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments, and, in particular, without limiting in any way the generality of the foregoing, to eliminate any provisions which are not required to included as a result of any amendment to Rule 16b-3 of the Commission pursuant to the Exchange Act.

13.      Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in this Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards under this Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

14.      General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the

Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 of this Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

15.      Effective Date of Plan.

         The Plan shall be effective as of the date the Plan is approved by the Board, subject to the approval of the Plan by the votes of a majority of the holders of the Company's Common Stock at the next annual or special meeting of stockholders. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

16.      Term of Plan.

         Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award may be granted pursuant to the Plan, until this Plan shall be terminated, but awards granted prior to such termination may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Option may be granted after the tenth (10th) anniversary of the date this Plan was approved by the Board, although Incentive Stock Options granted prior to such date may extend beyond such date.

                                                                     Appendix C

623 PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES. -(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to herein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

  (b) Within ten days after the shareholders' authorization date which term as used in the section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall five written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was note required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

  (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic. and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice or such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

  (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent,. held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

  (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. Notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall requires the written consent of the corporation. In order to be effective, withdrawal of a notice of election shall require the written consent of the corpora5ion. On order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rith5sw as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

  (f) At the time of filing notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall; submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any share-holder of shares represented by certificates who fails to submit his certificates for such motions as herein specified shall at the option of the corporation exercised by written notice to him within forty-five days from the date of filling of such notice of election to dissent, lose his dissenter's rights unless a court., for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name, of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

  (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not yet been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheer or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders authorization for or consent to the proposed corporate action the \shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after making of such offer, or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

  (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon, the price to be paid for their shares;

  (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

  (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

  (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident if this sate in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or any such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

  (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation odes not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effect on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or nor intend for use at the trial in the proceeding and notwithstanding subdivisions (d) of section 3101 of the civil practice law and rules.

  (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

  (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

  (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs,, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination s provided in clause (A), the court may consider the dollar amount of the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

  (8) Within sixty days after the final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

  (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

  (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

  (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

  (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

  (3) The dissenting shareholder shall exercise such option under subparagraph
(1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such options as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

  (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

  (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

  (m) This section shall not apply to foreign corporations except as provided in sub-paragraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. '86, eff. 9-1-86.)



910 RIGHT OF SHAREHOLDER TO RECERVE PAYMENT FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DIPOSITION OF ASSETS, OR SHARE EXCHANGE.--(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

  (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in subparagraphs (A), (B) and (C).

  (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available;

  (i) To a shareholder of the 1 parent corporation I a merger authorized by section 905 (Merger of parent and subsidiary 2 corporations), or paragraph (c of section 907 (Merger or consolidation of domestic and foreign corporations); and

  (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

  (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all its net assets to the shareholders in accordance with their distribution of substantially all its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

  (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to shareholder whose shares have not been acquired in the exchange.

  (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c of section 623. (Last amended by Ch. 390, L. '91, eff. 7-15-91.)
------

CH. 390, L. '91, eff. 7-15-91, added manner in italic and deleted 1 "surviving" and 2 "corporation".

PROXY

                       CONSOLIDATED TECHNOLOGY GROUP LTD.

             1998 Annual Meeting of Shareholders -- January 15, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Lewis S. Schiller and Grazyna B. Wnuk or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the 1998 Annual Meeting of Shareholders of Consolidated Technology Group Ltd. (the "Company"), to be held at 8:45 a.m., local time, on January 15, 1998, at the Gramercy Park Hotel, 21st Street at Lexington Avenue, New York, New York 10010, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1)      To elect the following four (4) directors:

         Lewis S. Schiller, E. Gerald Kay, Norman J. Hoskin and Grazyna B. Wnuk

 [ ]     FOR all nominees listed above (except as marked to the contrary below).

 [ ]     Withhold authority to vote for all nominees listed above.

INSTRUCTION:     To withhold authority to vote for any individual nominee, print that nominee's name below.

___________________________________________________________

(2) To approve a one-for-30 reverse split of the Company's common stock.

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(3) The approval of an amendment to the Company's certificate of incorporation to change the number of authorized shares of common stock to (a) 25,000,000 if the one-for-30 reverse spilt is approved by the shareholders or (b) 150,000,000 if the one-for-30 reverse split is not approved by the shareholders;

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(4) The approval of the reincorporation of the Company into Delaware through the merger of the Company into its wholly-owned subsidiary, Consolidated Technology Group Ltd., a Delaware corporation;

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(5)      The approval of the Company's 1997 Long-Term Incentive Plan;

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(6) To approve the selection of Moore Stephens, P.C. as the independent certified public accountants of the Company for the year ending December 31, 1997 and 1998; and

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(7) In their discretion, upon the transaction of such other business as may properly come before the meeting;

all as set forth in the Proxy Statement, dated December 1, 1997.

         The shares represented by this proxy will be voted on Items 1, 2, 3, 4, 5 and 6 as directed by the shareholder, but if no direction is indicated, will be voted FOR Items 1, 2, 3, 4, 5 and 6.

         If you plan to attend the meeting please indicate below:

         I plan to attend the meeting [ ]

Dated:_____________________________, 1997



                                             _______________________________

                                             _______________________________

                                             (Signature(s))

                                             Please sign exactly as name(s)
                                             appear hereon.  When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such.
                                             Please date, sign and mail this
                                             proxy in the enclosed envelope,
                                             which requires no postage if
                                             mailed in the United States.

                       CONSOLIDATED TECHNOLOGY GROUP LTD.



                         ANNUAL REPORT TO SHAREHOLDERS




















                       Consolidated Technology Group Ltd.
                            160 Broadway, Suite 901
                            New York, New York 10038

The 1996 Form 10-K, which comprises the "annual report to shareholders", not attached herewith, is included herein by reference.